Exhibit 10.1

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement is entered into as of January 31, 2018 (the “Amendment”), by and between EAST WEST BANK (“Bank”) and IDENTIV, INC. (“Parent” or “Borrower”).

RECITALS

Parent and Bank are parties to that certain Loan and Security Agreement dated as of February 8, 2017, as amended from time to time, including pursuant to that certain First Amendment to Loan and Security Agreement dated as of March 27, 2017 and that certain Second Amendment to Loan and Security Agreement dated as of December 19, 2017 (collectively, the “Loan Agreement”). The parties desire to amend the Loan Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.    The following definitions in Section 1.1 of the Loan Agreement are added or amended in their entirety to read as follows:

“Approved Exchange” means the public stock exchange known as (i) NYSE or NASDAQ in the United States, (ii) LSE, Euronext, Frankfurt Stock Exchange in Europe, (iii) TSX in Canada, (iv) TWSE in Taiwan and (v) TYO in Japan.

“Borrowing Base” means an amount equal to (i) eighty five percent (85%) of Eligible Accounts plus (ii) fifty percent (50%) of Eligible Inventory, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrowers; provided however, (x) the total amount of the Borrowing Base with respect to clause (ii) above shall not exceed the lesser of Six Million Dollars ($6,000,000) or fifty percent (50%) of the total Borrowing Base at any time; and (y) the Borrowing Base may be revised from time to time by Bank following each Collateral audit or as Bank deems necessary in Bank’s reasonable judgment and after commercially reasonable notice thereof to Borrowers.

“EBITDA” means Borrowers’ earnings before interest, taxes, depreciation and amortization expenses, determined in accordance with GAAP, and excludes provision (benefit) for, net income (loss) attributable to non-controlling interest, foreign currency losses (gains), impairment of goodwill, stock-based compensation, one-time expenses not to exceed (x) $2,000,000 in the quarter ended December 31, 2017 and (y) $200,000 for each fiscal quarter in FY 2018, and restructuring and severance expenses not to exceed $300,000 per fiscal quarter.

“Eligible Foreign Accounts” means Accounts with respect to which the account debtor does not have its principal place of business in the United States and the capital stock of the account debtor is publicly traded on an Approved Exchange, or such other account debtor that Bank approves on a case-by-case basis.

“Nonformula Sublimit” means a sublimit for Nonformula Advances under the Revolving Facility not to exceed the Three Million Dollars ($3,000,000) at any time.

“Revolving Line” means a credit extension of up to Ten Million Dollars ($10,000,000); provided however that upon Bank’s receipt of an amendment to the Intercreditor Agreement in form and substance satisfactory to Bank, the Revolving Line shall increase to a credit extension of up to Twelve Million Dollars ($12,000,000).

2.    The following is added after the end of the first sentence in Section 2.1(a)(i) of the Loan Agreement:

Notwithstanding the foregoing, Borrowers may request Advances without regard to the Borrowing Base (each, a “Nonformula Advance”), provided that the aggregate amount of all Nonformula Advances shall not exceed the Nonformula Sublimit at any time. Any Non-Formula Advance shall be deemed an Advance for all purposes of this Agreement.

3.    Section 2.2 of the Loan Agreement is amended and restated in its entirety to read as follows:

2.2    Overadvances. If (i) the aggregate amount of the outstanding Advances (not including any Nonformula Advances) exceeds the Borrowing Base at any time, or (ii) the aggregate amount of the outstanding Advances (including all Nonformula Advances) exceeds the Revolving Line at any time; then Borrowers shall immediately pay to Bank, in cash, the amount of such excess.

4.    Section 2.3(a)(i) of the Loan Agreement is amended and restated in its entirety to read as follows:

(i)    Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding Daily Balance thereof, at a per annum rate equal to one percent (1%) above the Prime Rate.

5.    The last sentence in Section 2.4 of the Loan Agreement is amended and restated in its entirety to read as follows:

Within one (1) Business Day after clearance of any deposits into the Special Depository Account, Bank shall credit all amounts paid into the Special Depository Account to Borrowers’ operating account maintained at Bank, provided however that following an Event of Default, Bank may, in its discretion credit any amounts paid into the Special Depository Account first against any amounts outstanding under the Revolving Facility, with any remaining balance of such amount to a Borrower’s operating account maintained with Bank.

6.    Section 6.3(a) of the Loan Agreement is amended and restated in its entirety to read as follows:

(a)    as soon as available, but in any event within twenty (20) days after the last day of each month, a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto;

7.    The following is added as a new clause (k) to the end of Section 6.3 of the Loan Agreement:

(k) within thirty (30) days following the end of each year, a contract/address list of Borrowers’ account debtors,

8.    Section 6.4 of the Loan Agreement is amended and restated in its entirety to read as follows:

6.4    Audits. Bank shall have a right from time to time hereafter to audit a Borrower’s Accounts and appraise Collateral at such Borrower’s expense, provided that such audits will be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing.

9.    Section 6.9(b) of the Loan Agreement (Minimum Quarterly Debt Service Coverage Ratio) is amended and restated in its entirety to read as follows:

(b)    [Intentionally Omitted].

10.    Exhibit D to the Loan Agreement is replaced in its entirety with the Exhibit D attached hereto.

11.    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

12.    Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

13.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof. Notwithstanding the foregoing, Borrowers shall deliver all original signed documents requested by Bank no later than five (5) Business Days following the date of execution.

14.    As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)    this Amendment, duly executed by Parent;

(b)    corporate resolutions and incumbency certificate executed by Parent;

(c)    payment of all Bank Expenses incurred through the date of this Amendment; and

(d)    such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

IDENTIV, INC.

By:	/s/ Sandra Wallach
Name:	Sandra Wallach
Title:	CFO

EAST WEST BANK

By:	/s/ Kelvin Chan
Name:	Kelvin Chan
Title:	Managing Director

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:                     EAST WEST BANK

FROM:               IDENTIV, INC.

The undersigned authorized officer of IDENTIV, INC., on behalf of itself and all other Borrowers, hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”), (i) each Borrower is in complete compliance for the period ending                      with all required covenants except as noted below and (ii) all representations and warranties of Borrowers stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that the annual financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and such other financial information is prepared consistently from one period to the next; except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Borrowing Base Certificate	Monthly within 20 days	Yes	No
A/R & A/P Agings	Monthly within 20 days	Yes	No
Inventory report	Monthly within 20 days	Yes	No
Compliance Certificate	Monthly within 20 days	Yes	No
Monthly financial statements with compliance certificate	Monthly within 30 days	Yes	No
Annual financial statements (CPA Audited)	Annually within 180 days of fiscal year end	Yes	No
Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 30 days prior to the beginning of each fiscal year	Yes	No
Contract/address list of Borrowers’ account debtors	Within 30 days of FYE	Yes	No
A/R and Collateral Audit	Annual	Yes	No
Deposit balances with Bank	$	Yes	No
Deposit balance outside Bank	$

Financial Covenant	Required	Actual	Complies
Minimum Unrestricted Cash	$4,000,000	$	Yes	No
Minimum trailing 3 month EBITDA - monthly	$200,000	$	Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE

Compliance Status Yes No
DATE